EXHIBIT 15.1


July 9, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We are aware that our report dated May 8, 2002 on our review of condensed consolidated financial information of Companhia Vale do Rio Doce for the period ended March 31, 2002 and included in the Company's quarterly report on Form 6-K for the quarter then ended is incorporated by reference in its Amendment No. 1 to its Registration Statement on Form F-4.


Yours very truly,

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil